Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
     We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-106264), of our report dated January 27, 2006, included in the Alliance Bankshares Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
/s/ YOUNT, HYDE & BARBOUR, P.C.
Winchester, Virginia
March 22, 2006